UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 27, 2022

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	895-7737
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	UIHC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2022, United Insurance Holdings Corp. ("UIHC" or "the Company") entered into Retention Agreements with B. Bradford Martz, Chris Griffith and Brooke Adler (each, an "Officer" and collectively, the "Officers"). The term of these Retention Agreements is through December 31, 2023 (the "Target Date"). In exchange for each Officer's agreement to remain employed with the Company through the Target date, the Company will pay a retention payment to the Officers on December 30, 2022. This retention payment will not be fully earned until the end of the Target Date.

In the event the Officer resigns from employment with the Company, with Good Reason, as defined in his or her employment agreement with the Company, the Officer shall re-pay 100% of his or her retention payment if such resignation is prior to May 31, 2023 and 50% if such resignation is between June 1, 2023 and December 31, 2023. This repayment shall take place within 15 days after the termination of employment. Additionally, in the event the Officer resigns without Good Reason, is terminated by the Company for Cause, or is terminated due to death or disability, as defined in his or her employment agreement with the Company, before the Target Date, the Officer or his or her estate shall re-pay 100% of his or her retention payment.

The table below outlines the amount of each Officer's retention payment.

NEO	Retention Payment
B. Bradford Martz	$283,500
Chris Griffith	$207,900
Brooke Adler	$170,100

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.
December 27, 2022	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer and President (principal financial officer and principal accounting officer)